                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the registrant    _________

Check the appropriate box:

___  Preliminary proxy statement

[X]  Definitive proxy statement

___  Definitive additional materials

___  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

First Oak Brook Bancshares, Inc.
- - --------------------------------------------------------------------------------
   (Name of Registrant as Specified in Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate line):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
     or Item 22(a)(2) of Schedule 14A.

___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

___  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

   Common And Class A Common
- - -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

   3,362,842
- - -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - -------------------------------------------------------------------------


     (5) Total fee paid:

   $125.00
- - -------------------------------------------------------------------------

___  Fee paid previously with preliminary materials.

___  Please check if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

- - -------------------------------------------------------------------------


     (3) Filing party:

- - -------------------------------------------------------------------------


     (4) Date filed:

- - -------------------------------------------------------------------------

                        FIRST OAK BROOK BANCSHARES, INC.
                             1400 SIXTEENTH STREET
                           OAK BROOK, ILLINOIS 60521

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1996

                                                                   April 1, 1996

To the Shareholders of First Oak Brook Bancshares, Inc:

  You are cordially invited to attend the Annual Meeting of the Shareholders of First Oak Brook Bancshares, Inc. to be held in the Conference Center located in the Lower Level of the Oak Brook Bank Building, 1400 Sixteenth Street, Oak Brook, Illinois 60521, on Tuesday, May 7, 1996 at 10:00 A.M. for the purposes of considering and acting on the following:

(1) Election of seven (7) Directors to serve until the Annual Meeting of the Shareholders in 1997;

(2) Consideration and approval of the amended and restated First Oak Brook Bancshares, Inc. Performance Bonus Plan;

(3) Ratification of the selection of Ernst & Young LLP as independent auditors for the Company; and

(4) Transaction of such other business that may properly come before the Meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 22, 1996 will be entitled to notice of and to vote at the Meeting.

  ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, REGARDLESS OF WHETHER OR NOT YOU ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED. THEREFORE, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU PREVIOUSLY RETURNED YOUR PROXY.

                                          By Order of the Board of Directors

                                               William E. Navolio
                                                    Secretary

                                PROXY STATEMENT

  THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE BOARD OF DIRECTORS OF FIRST OAK BROOK BANCSHARES, INC. (THE "COMPANY") OF PROXIES FOR USE AT THE 1996 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MAY 7, 1996 AND AT ANY ADJOURNMENT THEREOF. The Company will bear all costs in connection with this solicitation. It is intended that proxies in the accompanying form, when returned properly executed, will be voted at the meeting. If a choice on any matter has been specified by the shareholder, the shares will be voted accordingly. If no choices are specified, the shares will be voted FOR the item in question. Proxies may be revoked by notice to the Company in writing or in open meeting at any time before they are exercised.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting who will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares, or "non-votes", will be considered as present for quorum purposes, but not entitled to vote with respect to that matter.

  Shareholders of record at the close of business on March 22, 1996 will be entitled to vote. On that date, there were outstanding voting shares as follows:

                                                  NUMBER OF  PAR OR
                                                   SHARES    STATED  VOTE PER
TITLE OF CLASS                                   OUTSTANDING VALUE     SHARE
- - --------------                                   ----------- ------ -----------
Common..........................................  1,524,056  $2.00            1
Class A Common..................................  1,838,786  $2.00  1/20th of 1

  This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 1, 1996.

                             ELECTION OF DIRECTORS

  In accordance with the By-Laws of the Company, the Board of Directors has fixed the number of directors to be elected at the Annual Meeting.

  Unless directed otherwise, the persons named as proxies intend to vote for the election of Eugene P. Heytow, Richard M. Rieser, Jr., Frank M. Paris, Dr. Miriam Lutwak Fitzgerald, Alton M. Withers, Geoffrey R. Stone and Robert M. Wrobel as directors, each to hold office until the Annual Meeting of Shareholders in 1997 and until his or her successor is elected and qualified or until his or her earlier death, removal or resignation. Each of the nominees has consented to serve as director if elected.

  Directors Heytow, Rieser, and Paris have served the Company as directors and executive officers since its inception in 1983. Dr. Fitzgerald and Mr. Withers have served as directors since 1988. Mr. Stone has served as a director since November, 1992. Mr. Wrobel was appointed to the Board in January, 1996.

  An affirmative vote of the holders of a plurality of the voting power of the shares of Common Stock and Class A Common Stock, present and eligible to vote at the meeting, will be required for a nominee to be elected as a director; abstentions and shares for which authority to vote is not given will thus have no effect on the election of directors. Shares cannot be voted for more than seven nominees; there is no right to cumulative voting.

                 INFORMATION CONCERNING SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following tables set forth information concerning the beneficial ownership of the Company's Class A Common and Common stock, as of March 22, 1996, by: (1) each person known to the Company to be the beneficial owner of more than 5% of its Class A Common or Common stock; (2) each director and named executive officer of the Company; and (3) all directors and executive officers of the Company as a group. The address of all such persons unless otherwise stated is c/o the Company, 1400 Sixteenth Street, Oak Brook, Illinois 60521.

                     SECURITY OWNERSHIP OF MANAGEMENT(/1/)

                                                                 AMOUNT AND
                                                                 NATURE OF      ACQUIRABLE
                                                                 BENEFICIAL     WITHIN 60  PERCENT OF
 TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP(/2/)   DAYS(/3/)  CLASS(/4/)
 --------------      ------------------------------------      --------------   ---------- ----------
 Class A Common Eugene P. Heytow..............................        460            --          *
                Richard M. Rieser, Jr.........................        457(/6/)       --          *
                Frank M. Paris................................      3,893(/7/)       --          *
                Miriam Lutwak Fitzgerald......................        304(/8/)       --          *
                Alton M. Withers..............................      1,125            --          *
                Geoffrey R. Stone.............................        --             --        --
                Robert M. Wrobel..............................        --             --        --
                George C. Clam................................      3,040            --          *
                William E. Navolio............................        138(/9/)       --          *
                All Directors and Executive Officers as a
                Group
                (11 Persons)..................................      9,417            --          *
 Common         Eugene P. Heytow..............................        -- (/5/)    37,250      2.22
                Richard M. Rieser, Jr.........................    166,393(/6/)    30,875     11.75
                Frank M. Paris................................    165,489         14,255     10.71
                Miriam Lutwak Fitzgerald......................    307,819(/8/)     1,000     18.40
                Alton M. Withers..............................        --           1,000         *
                Geoffrey R. Stone.............................        --           1,000         *
                Robert M. Wrobel..............................        579            --          *
                George C. Clam................................        --          10,443         *
                William E. Navolio............................        --          10,443         *
                All Directors and Executive Officers as a
                Group
                (11 Persons)..................................    640,280        119,789     45.27

- - --------
   * Denotes less than 1% ownership.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS(/1/)

                                                                 AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL   PERCENT OF
 TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP(/2/) CLASS(/4/)
 --------------      ------------------------------------      -------------- ----------
 Class A Common Associated Banc-Corp..........................    117,150        6.37
                112 North Adams Street
                Green Bay, Wisconsin 54301
                Lieber & Company..............................     92,248        5.02
                2500 Westchester Avenue
                Purchase, New York 10577
                Basswood Partners, L.P........................    142,250        7.74
                52 Forrest Avenue
                Paramus, New Jersey 07652
 Common         Mitzi Heytow..................................    311,649       18.56
                c/o Amalgamated Bank of Chicago
                One West Monroe Street
                Chicago, Illinois 60603

- - --------
(/1/Shares)of stock deemed beneficially owned at March 22, 1996.
(/2/The)nature of beneficial ownership for shares shown in an individual's name is sole voting and investment power unless otherwise indicated. (/3/Reflects)the number of shares that could be purchased by exercise of options available as of March 22, 1996 or within 60 days thereafter under the Company's 1987 Amended and Restated Stock Option Plan.
(/4/The)percentage for Common Stock Ownership was calculated with an outstanding shares amount which included 154,658 shares which could be acquired within 60 days under exercisable options.
(/5/Excludes)311,649 shares of Common stock held solely by Mitzi Heytow, Mr.
    Heytow's spouse, in and over which he disclaims beneficial interest and voting and investment power. Excludes 280 shares of Common stock held by Mr. Heytow's son in and over which he disclaims beneficial interest and voting and investment power.
(/6/Includes)6,187 shares of Common stock held in joint tenancy with Mr.
    Rieser's spouse, which shares are deemed to be shared as to beneficial interest and voting and investment power. Excludes 4,539 shares of Common stock held solely by Mr. Rieser's spouse in and over which he disclaims beneficial interest and voting and investment power. Excludes 4,113 shares of Common stock held by Mr. Rieser as custodian for the benefit of his minor children in which he disclaims beneficial interest but over which he exercises voting and investment power. Excludes 1,600 shares of Common stock held by Mr. Rieser's spouse as custodian for their minor children. Excludes 3,600 shares of Common stock held by Mr. Rieser's adult child in and over which he disclaims beneficial ownership and voting and investment power. Excludes 4,359 shares of Class A Common stock held by Mr. Rieser's mother's testamentary trust in and over which he disclaims any present beneficial interest but over which he has shared voting and investment power.
(/7/Excludes)1,406 shares of Class A Common stock held by Mr. Paris as custodian for the benefit of his minor child in which he disclaims beneficial interest but over which he exercises voting and investment power. Excludes 4,218 shares of Class A Common stock held by Mr. Paris' adult children in and over which he disclaims beneficial interest and voting and investment power.
(/8/Excludes)10,200 shares of Class A Common stock held by Dr. Fitzgerald as custodian for the benefit of her minor children in which she disclaims beneficial interest but over which she exercises voting and investment power. Includes 307,819 shares of Common stock of which 153,907 is held by an irrevocable insurance trust and 153,912 is held by a revocable trust of which Dr. Fitzgerald is the custodian for the benefit of her minor children in which she disclaims beneficial interest but over which she exercises voting and investment power.
(/9/Excludes)117 shares held by Mr. Navolio's spouse in and over which he disclaims beneficial interest and voting and investment power.

                              BOARD OF DIRECTORS
                     MEETINGS, FUNCTIONS AND COMPENSATION

  During 1995 the Board of Directors met four (4) times. All directors attended more than 75% of the meetings of the Board of Directors for which they were duly qualified. The Company has the following committees: Executive, Audit, Compensation, Stock Option Advisory and a Community Reinvestment Act Committee.

  The Executive Committee met four (4) times during 1995 and is comprised of Directors Heytow, Rieser and Paris. The Executive Committee of the Company may exercise the full authority of the Board of Directors in the management of the business and affairs of the Company other than a power specifically prohibited by Delaware Law. The Executive Committee also performs functions similar to a nominating committee in that it nominates directors and officers.

  The Audit Committee met four (4) times during 1995 and is comprised of independent Directors Withers, Fitzgerald and Stone, Director Rieser and non-director members Ms. Bouman, Vice President and CFO, and Ms. Griffith, the Company's Auditor. The Audit Committee's functions include reviewing reports and recommendations of the Company's inside and outside auditors and to monitor the internal controls of the subsidiary bank.

  The Compensation Committee met once during 1995 and is comprised of Directors Heytow, Withers and Fitzgerald. The Compensation Committee's functions include reviewing and approving compensation and benefits for employees of the Company and its subsidiary earning $30,000 or more and the Company-wide percentage compensation increase for all employees. With respect to senior executive officers, the Committee also sets compensation and benefits.

  The Stock Option Advisory Committee meets as needed, and met five (5) times in 1995 and is comprised of independent Directors Stone, Withers and Fitzgerald. This Committee's primary function is to administer the Company's 1987 Amended and Restated Stock Option Plan, the Company's Performance Bonus Plan and other compensation and bonus issues requiring a Committee consisting solely of independent directors.

  The Community Reinvestment Act ("CRA") Committee meets in conjunction with the Company-wide Regulatory Management Committee and met eleven (11) times during 1995 and is comprised of Directors Paris and Rieser and non-director members Messrs. Navolio and Clam. This Committee's primary function is to monitor and direct the CRA efforts of the subsidiary bank.

  The Company pays an $8,000 annual retainer to its directors in quarterly payments of $2,000. The directors of the Company also received $2,000 for each regular quarterly meeting of the Board of Directors and $200 for each Executive, Audit, Compensation and Stock Option Advisory Committee meetings. The members of the Community Reinvestment Act Committee do not receive compensation.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information concerning the current directors and executive officers of the Company. Each of the current directors is standing for re-election and each executive officer has been with the Company since its inception in 1983 except Ms. Carnevale who became an executive officer in 1991. Officer appointments are made annually for a one year term.

                                  EDUCATION, PRINCIPAL OCCUPATION DURING
       NAME AND AGE                       LAST FIVE YEARS, OTHER
  POSITION WITH COMPANY                DIRECTORSHIPS AND POSITIONS
  ---------------------           --------------------------------------
 DIRECTORS AND OFFICERS
 ----------------------
 Eugene P. Heytow, 61.... Harvard College, B.A. and University of Chicago Law
  Chairman of the Board,  School, J.D.
  Chief Executive         Oak Brook Bank*: Chairman of the Board, Chief
  Officer, Chairman of    Executive Officer and Chairman of the Executive
  the Executive Committee Committee.
                          Amalgamated Investments Company, Chicago (holding
                          company of Amalgamated Bank of Chicago)**: Chairman
                          of the Board.
                          Amalgamated Bank of Chicago**: Chairman of the Board
                          and Chief Executive Officer. AmalgaTrust Company,
                          Inc., Chicago (a wholly owned subsidiary of
                          Amalgamated Bank of Chicago)**: Chairman of the
                          Board.
 Richard M. Rieser, Jr.,  Brown University, B.A. and University of Chicago Law
  52..................... School, J.D.
  President and Director  Oak Brook Bank*: President and Director.
                          Amalgamated Bank of Chicago**: Senior Vice President.
                          Family relationship: Mr. Rieser is married to Mr.
                          Heytow's niece.
 Frank M. Paris, 57...... Northwestern University, B.S.
  Vice Chairman of the    Oak Brook Bank*: Vice Chairman of the Board.
  Board
 Miriam Lutwak            Northwestern University, B.A. and Chicago Medical
  Fitzgerald, 38......... School, M.D.
  Director                Mimi S. Lutwak M.D.S.C.: President.
                          Oak Brook Bank*: Director.
                          Amalgamated Bank of Chicago**: Director.
 Alton M. Withers, 69.... Texas A&M, B.S.
  Director                Spiegel, Inc., Downers Grove, Illinois (catalog
                          retailer):
                          Executive Vice President, Chief Financial Officer
                          (Retired, February, 1994).
                          Oak Brook Bank*: Director.
 Geoffrey R. Stone, 49... Wharton School of Finance and Commerce, University of
  Director                Pennsylvania, B.S. and University of Chicago Law
                          School, J.D.
                          The University of Chicago, Provost, 1994-Present, and
                          Dean, of its law school, 1987-1993.
 Robert M. Wrobel, 46.... Northwestern University, B.A.
  Director                Oak Brook Bank*: Director.
                          Amalgamated Investments Company, Chicago (holding
                          company of Amalgamated Bank of Chicago)**: President.
                          Amalgamated Bank of Chicago**: President and Chief
                          Operating Officer.
                          AmalgaTrust Company, Inc., Chicago, (a wholly owned
                          subsidiary of Amalgamated Bank of Chicago)**:
                          President.
 OTHER EXECUTIVE
  OFFICERS:
 ---------------
 Rosemarie Bouman, 39.... Indiana University, B.S., C.P.A.
  Vice President, Chief   Oak Brook Bank*: Executive Vice President and Chief
  Financial Officer and   Financial Officer.
  Treasurer
 George C. Clam, 46...... Ripon College, B.A. and Northwestern University,
  Vice President and      M.B.A.
  Chief Banking Officer   Oak Brook Bank*: Senior Executive Vice President.
 William E. Navolio, 46.. University of Notre Dame, B.A. and Georgetown
  Vice President, General University, J.D.
  Counsel and Secretary   Oak Brook Bank*: General Counsel, Secretary and
                          Compliance Officer.
 Mary C. Carnevale, 38... Saint Mary's College of Notre Dame, B.B.A., C.P.A.
  Vice President and      Oak Brook Bank*: Executive Vice President and Chief
  Chief Human Resources   Human Resources Officer.
  Officer

- - --------
   * Subsidiary of the Company
  ** Affiliate of the Company

                             CERTAIN TRANSACTIONS

  During 1995, directors and executive officers of the Company and their associates were customers of and had transactions with the Company's subsidiary bank and all transactions were in the ordinary course of business.

  The subsidiary bank has made loans to certain of the directors and executive officers of the Company. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

                       COMPENSATION COMMITTEE INTERLOCKS
                                      AND
                             INSIDER PARTICIPATION

  Mr. Heytow, the Company's Chief Executive Officer, is a member of the Company's Compensation Committee. Mr. Heytow participated in the deliberations with regard to the compensation of the other named executive officers, but did not participate in the Committee's deliberations with respect to his own compensation.

                         COMPENSATION COMMITTEE REPORT
                                      ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee ("Committee") has furnished the following report on Executive Compensation:

  The Committee is responsible for reviewing and approving the recommendations of Management regarding a) overall compensation and benefits for the Company and its subsidiary and b) the specific compensation and benefits for each employee earning $30,000 or more at the Company and its subsidiary. In addition, the Committee is responsible for reviewing and setting the specific compensation and benefits for each executive officer (as disclosed in the Summary Compensation Table).

  In so doing, the Committee reviews information provided by Management and considers a wide variety of factors. With respect to overall compensation and benefits, these include cost of living changes, competitive pay scales and Company performance. With respect to individual salaries, the factors include the level and complexity of the position, education and special training necessary or helpful to the position, promotions and growth in responsibility, relative pay within the Company, competitive pay (as determined by independent compensation surveys targeting national and local peer groups of financial institutions), cost of living changes, and individual, departmental and Company performance. With respect to discretionary bonuses, these factors emphasize individual performance (as determined in individual performance reviews) and, for executive officers especially, departmental and overall Company performance.

  For those reviewed by the Compensation Committee, performance is considered both subjectively and objectively. For the lower pay group, bonuses generally relate most closely to higher than expected personal effort and/or results. For certain marketing officers, e.g., mortgage originators and investment center representatives, bonuses are primarily incentives tied directly to new business results. For the senior management group, bonuses generally relate most closely to the achievement of goals and departmental business plans and budgets and short- and medium-term Company growth and profitability.

  For the executive officers (non-director officers of the Company) and senior executive officers (Messrs. Heytow, Rieser and Paris) subjective, discretionary bonuses generally relate most closely to maintenance of safety and soundness and to consistent medium-term and longer-term Company growth and profitability. In setting executive officers and senior executive officers' subjective discretionary bonuses, the Compensation Committee's policy of emphasizing both safety and soundness and consistent medium-term and longer-term growth and profitability is predicated on its cognizance that commercial banking is a highly regulated industry in which management's ability to maintain safety and soundness is a necessary condition to growth in assets and earnings. Thus, to evaluate the executive officers' and senior executive officers' performance for this purpose, the Compensation Committee reviews the Company's overall safety and soundness, compliance with laws and regulations, its current year's performance, in relation to historical performance, departmental performance, and individual performance. Even though the Committee considers the Company's performance in relation to net profits, the Committee does not base salary and bonus increases on the year to year increases in profits.

  The Committee recognizes that the three senior executive officers have significant ownership interest in the Company. Therefore, the Committee concentrates on cash compensation to reward senior executive officers instead of significant stock options and long-term benefits.

  Payment of bonuses awarded to executive officers are partially deferred based on the Committee's policy of rewarding attainment of annual performance goals without significantly distorting income and providing incentives for continued employment.

  Mr. Heytow's salary and benefits were determined by the Committee based upon the aforementioned considerations. The Compensation Committee granted Mr. Heytow an increase in his salary and benefits, as set forth in the Compensation Table. This compensation was in keeping with the Company's policy of rewarding senior executive officers based on the safety and soundness of the Company and subsidiary bank and medium- and long-term growth and profitability. Mr. Heytow was also granted 8,000 stock options. No discretionary bonus was awarded in 1995.

  With regard to Mr. Rieser's salary and benefits, the Committee also used the same considerations. The Compensation Committee granted Mr. Rieser an increase in his salary and benefits, as set forth in the Compensation Table. This compensation was based upon the Committee's determination of the importance of Mr. Rieser's involvement in the day-to-day management and leadership of the Company, as evidenced by the Company's overall safety and soundness and its medium- and long-term growth and profitability. Mr. Rieser was also granted 8,000 stock options. No discretionary bonus was awarded in 1995.

  In May 1995, the Company's Stockholders approved First Oak Brook Bancshares, Inc., Performance Bonus Plan (the "Plan"). The Plan provides additional incentive to the Company's three senior executive officers by augmenting the Company's discretionary bonuses described above with an objective, performance-based bonus payable only in the event that the Company's annual performance meets certain levels, as measured by several criteria. The maximum bonus under the Plan is two times annual salary and would be payable only if the maximum performance level for all criteria is achieved. With the establishment of this Plan, the Committee intends to limit the maximum discretionary bonus award to one times the senior executive officer's annual salary, providing a maximum overall bonus opportunity of three times annual salary.

  The Plan is administered by the Stock Option Advisory Committee consisting of the three independent directors, two of whom also serve on the Compensation Committee. Pursuant to the Plan, the Stock Option Advisory Committee established a minimum and maximum range of targets (the "Targets") for the calendar year 1995 based on the Company's return on equity, return on assets, net income (exclusive of extraordinary items and security gains or losses), market price of the Company's Class A common stock relative to book value, market price of such common stock, in each case as measured against historical levels, and level of non-performing assets relative to peer institutions, reflective of the Stock Option Advisory Committee's emphasis on longer-term objectives. The Company's performance relative to such targets resulted in bonuses of $172,343 for Eugene P. Heytow, $214,124 for Richard M. Rieser, Jr. and $65,207 for Frank M. Paris.

  For 1996, the Company is proposing changes to the Performance Bonus Plan as detailed in this Proxy Statement to enable the Stock Option Advisory Committee to establish Targets using peer group results and other standards as the Stock Option Advisory Committee deems appropriate in light of the Company's objectives. For 1996, the Stock Option Advisory Committee has established Targets based on annual peer group performance standards in order to more closely align bonuses under the Plan to the attainment of annual performance objectives. No discretionary bonuses were awarded in 1995 because of the achievement of the performance bonus targets. It is anticipated that discretionary bonuses based on performance relative to the Company's longer-term objectives may be granted in 1996 and future years.

  The Company does not provide any qualified retirement plans other than a 401(k) program under which the Company's contribution is capped at 4% of salary (not to exceed $6,000.00 based on a maximum salary of $150,000.00) and an employees' Stock Bonus Plan (a form of profit sharing plan). As it has in prior years, the Compensation Committee awarded a cash bonus to each of the senior executive officers equal to the contribution that otherwise would have been made to the Company's Stock Bonus Plan, but for tax law limitations which require a reduction in the rate of contribution previously made under the Stock Bonus Plan. The bonus set forth in the table for Messrs. Heytow, Rieser and Paris includes such bonus amounts of $20,905, $28,383 and $1,939 respectively.

  In addition to cash compensation, the Stock Option Advisory Committee granted stock options to the senior executive officers, executive officers, certain members of the senior management group and top performing middle managers.

  Section 162(m) of the Internal Revenue Code generally limits to $1 million the Company's allowable Federal income tax deduction for compensation paid for a calendar year to each of its Chief Executive Officer and four other most highly compensated executive officers. The allowable deduction for certain "performance-based" and other compensation is not, however, subject to the $1 million limitation. Based upon proposed regulations, compensation attributable to the Company's Stock Option Plan should be exempt from the deduction limitation. The Committee has not made any changes in its policies relating to the cash compensation paid to the executive officers in response to the $1,000,000 deduction limitation because the salary and discretionary bonuses which have been or can be expected to be paid to the Company's executive officers do not approach such level. The Committee and the Board of Directors does, however, intend that any bonuses which may be paid under the Performance Bonus Plan qualify as "performance-based" compensation not subject to the $1 million deduction limitation.

                                          Eugene P. Heytow
                                          Alton Withers
                                          Dr. Miriam Lutwak Fitzgerald
                                          Geoffrey R. Stone

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the indicated compensation with respect to each of the last three fiscal years for the Company's Chief Executive Officer and its four other most highly compensated executive officers:

                                                      LONG TERM
              ANNUAL COMPENSATION                    COMPENSATION
 ----------------------------------------------------------------
  NAME AND                                                           ALL OTHER
 PRINCIPAL         SALARY   BONUS       OTHER ANNUAL    OPTION      COMPENSATION
  POSITION   YEAR ($)(/1/)   ($)        COMPENSATION  AWARDS (#)      ($)(/2/)
 ----------  ---- -------- -------      ------------ ------------   ------------
 Eugene P.   1995 251,417  193,248                       8,000         23,988
 Heytow
 CEO         1994 245,200  154,784                      10,000         13,662
             1993 243,900  138,892                       3,750(/3/)    20,150
 Richard M.  1995 307,600  242,507                       8,000         20,799
 Rieser,
 Jr.
 President   1994 296,800  216,083                      10,000         17,820
             1993 279,300  189,016                       3,750(/3/)    24,642
 Frank M.    1995 107,900   67,146                       4,000         13,317
 Paris
 Vice        1994 105,000   46,538                       5,000         10,633
 Chairman
             1993  97,775   41,341         14,175        1,500(/3/)     9,759
 George C.   1995 111,650   58,384(/4/)                  3,000         12,360
 Clam
 Vice Pres-  1994 107,800   54,808(/4/)                  3,000         11,972
 ident--
 Chief
 Banking
 Officer
             1993  97,800   49,961(/4/)                                11,488
 William E.  1995 113,850   45,818(/4/)                  3,000         10,714
 Navolio
 General     1994 110,000   41,019(/4/)                  3,000         10,258
 Counsel,
 Secretary
             1993 100,000   36,711(/4/)                                10,916

- - --------
(/1/This)column includes annual base salary, director's fees and committee fees.
(/2/This)column includes the Company's matching contributions to its 401(k)
    Plan, insurance premiums paid by the Company with respect to insurance policies covering the life of each Named Executive Officer and the Company's Stock Bonus Plan contribution, as set forth in the table below:

                                                         401(K) INSURANCE  SBP
                                                         ------ --------- ------
      Mr. Heytow........................................ $6,000  $13,212  $4,776
      Mr. Rieser........................................  6,000   10,023   4,776
      Mr. Paris.........................................  5,934    2,673   4,710
      Mr. Clam..........................................  6,000    1,584   4,776
      Mr. Navolio.......................................  5,166    1,606   3,942

(/3/These)options reflect the Company's 50% stock dividend distributed on
    September 8, 1994.
(/4/Includes)award of annual discretionary bonus to the executive officer, however, at the election of the Company, payment of two-thirds of the bonus is deferred and is payable in equal increments in the following two years. The deferred amounts are subject to forfeiture upon the executive leaving the Company prior to payment.

     TRANSITIONAL EMPLOYMENT AND OTHER AGREEMENTS WITH EXECUTIVE OFFICERS

  In October 1994, the Company entered into Transitional Employment Agreements with each of its executive officers. In the event of a change in control of the Company, the Agreements provide for an employment term of three years from the date of the change in control with compensation and benefits at the same level as in effect immediately preceding the change in control. If the executive officer's employment is involuntarily terminated by the Company, or its successor, (other than for cause) during the three year employment term, or in the event of the executive officer's resignation under circumstances which constitute a constructive discharge, the executive officer is entitled to continue to receive salary, directors fees and bonus payments, and to continue other benefits, for a period of 36 months from the date of such termination of employment. For Messrs. Heytow, Rieser and Paris (the "Senior Executive Officers"), the amount of such continuing salary, director fees and bonus payments will be based upon the level in effect at the time of the change in control, or if greater, termination of employment. Salary and bonus continuation payments for the other executive officers will be based on the average of the annual salary and bonus payments received during the five year period prior to the year in which the change in control occurs. The Agreements also provide for payment of any accrued but unpaid bonuses, continuing access to the Company's group and executive medical plans after expiration of the 36-month compensation continuation period and continuing indemnification rights. In the event of an executive officer's death during the 36-month continuation period, the Agreements provide for a lump sum payment equal to the present value of the remaining salary and directors fees, and continuation of bonus payments and certain other benefits to the executive officer's designated beneficiary.

  "Cause" is generally defined in the Agreements as a felony conviction involving an act or acts of dishonesty or breach of trust or the continued and willful failure of the executive officer to substantially perform the officer's duties under the Agreement. "Constructive discharge" is defined generally to include a breach of the Company's obligations under the Agreement, a material diminution of the executive officer's duties and responsibilities, a change of the executive officer's primary employment location by more than 35 miles from the primary location in effect at the time of the change in control or a significant change in the executive officer's regularly-scheduled work hours from those in effect at the time of the change in control. In the case of Senior Executive Officers' voluntary resignations at any time during the first year of the employment terms, or in the case of the other executive officers', voluntary resignation at any time during the first year of the employment term but after the termination or the announcement of the termination of Mr. Rieser's employment will also constitute resignation under circumstances which constitute a constructive discharge. Salary and bonus continuation payments to those executive officers who are not Senior Executive Officers are subject to reduction to the extent necessary so that no portion of those amounts will be subject to the excise tax imposed under the Internal Revenue Code on payments which may be deemed to be "excess parachute payments". The compensation and benefits payable to the Senior Executive Officers under the Transitional Employment Agreements will be increased to the extent necessary to gross-up such compensation and benefits, or the compensation and benefits payable under any other plan or program of the Company, to the extent the Senior Executive Officer would be subject to the excise tax upon the receipt thereof.

  The Company also entered into Supplemental Pension Agreements with Messrs. Heytow and Rieser. Under these agreements, the Company is obligated to provide at a prescribed retirement date, a supplemental pension in the form of a life and 15-year certain annuity based upon a percentage of the executive officer's final base salary. Mr. Heytow's retirement date is January 1, 2007 and the percentage of final base salary to be used in determining his benefit is 25%; Mr. Rieser's retirement date is January 1, 2015 and the percentage of final base salary is 50%. In the event of termination of employment prior to the applicable retirement date, the supplemental pension payable at the retirement date will be prorated based on years of service from October 1994 to the date of his termination of employment. No proration of the amount of the supplemental pension payable is required, however, if the termination of the executive officer's employment was involuntary (other than for cause) or voluntary following an event that would constitute a constructive discharge as defined in the Transitional Employment Agreements (without regard to whether or not a change in control has occurred). An actuarially reduced supplemental pension may be paid prior to the applicable retirement date to the executive officer in the event of termination of employment prior to such date.

  The Company has entered into Agreements Regarding Post-Employment Restrictive Covenants with Messrs. Heytow, Rieser and Paris, under which the executive officers agree that following termination of employment for any reason other than death, the executive officer will not, for a period of twenty-four months, directly or indirectly solicit any customer of the Company or its affiliates not to do business with the Company or such affiliates or to solicit or encourage any employee of the Company or its affiliates to terminate his or her employment. In addition, the Agreements impose confidentiality obligations on the executive officer. As consideration for the restrictive covenants, the Company is obligated to pay 12 annual payments of $80,000 each to Messrs. Heytow and Rieser and of $25,000 to Mr. Paris. Such payments, in the aggregate, approximate two times the respective executive officer's current annual cash compensation.

                              OPTION GRANTS TABLE

  The following table sets forth certain information concerning grants of stock options during the year ended December 31, 1995 to each of the executive officers named in the Summary Compensation Table.

                                                                            POTENTIAL
                                                                        REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL
                                                                         RATES OF STOCK
                                                                              PRICE
                                                                        APPRECIATION FOR
                           INDIVIDUAL GRANTS                               OPTION TERM
- - ----------------------------------------------------------------------- -----------------
                                      PERCENT OF
                                        TOTAL
                          NUMBER OF    OPTIONS
                          SECURITIES  GRANTED TO
                          UNDERLYING  EMPLOYEES  EXERCISE OF
                           OPTIONS    IN FISCAL  BASE PRICE  EXPIRATION
       NAME              GRANTED(/1/) YEAR(/2/)  ($/SH)(/3/)    DATE       5%      10%
       ----              ------------ ---------- ----------- ---------- -------- --------
Eugene P. Heytow........    8,000       12.70%     $20.50     12/21/05  $103,120 $261,360
Richard M. Rieser, Jr...    8,000       12.70%     $20.50     12/21/05  $103,120 $261,360
Frank M. Paris..........    4,000        6.35%     $20.50     12/21/05  $ 51,560 $130,680
George C. Clam..........    3,000        4.76%     $20.50     12/21/05  $ 38,670 $ 98,010
William E. Navolio......    3,000        4.76%     $20.50     12/21/05  $ 38,670 $ 98,010

- - --------
(/1/Represents)stock options issued under the Company's Amended and Restated
    1987 Stock Option Plan. The options were granted for a term of 10 years subject to earlier termination because of death or permanent disability. The options become 20% vested on the first anniversary date of grant and vest an additional 20% on each subsequent anniversary; however, in the event of a change in control, the options immediately become 100% vested.
(/2/The)percentages shown in the table are based on total options granted to employees in 1995 of 63,000 shares of the Company's Common Stock. (/3/The)exercise price of each stock option was the closing market price of
    Class A Common Stock on the day preceeding the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                      AND
                             YEAR-END OPTION VALUES

  The following table sets forth the indicated year-end 1995 value and number of unexercised options for each of the executive officers named in the Summary Compensation Table.

                                                                    VALUE OF
                                                                  UNEXERCISED
                                                 NUMBER OF        IN-THE-MONEY
                                                UNEXERCISED      OPTIONS AT 12-
                                            OPTIONS AT 12-31-95    31-95(/1/)
                            SHARES ACQUIRED ------------------- ----------------
                              ON EXERCISE      EXERCISABLE/       EXERCISABLE/
NAME                              (#)          UNEXERCISABLE     UNEXERCISABLE
- - ----                        --------------- ------------------- ----------------
Eugene P. Heytow...........                    37,250/18,250    $528,442/$46,814
Richard M. Rieser, Jr......                    30,875/18,250    $432,084/$46,814
Frank M. Paris.............                    14,255/ 8,900    $200,341/$22,125
George C. Clam.............                    10,443/ 5,400    $152,771/$10,275
William E. Navolio.........                    10,443/ 5,400    $152,771/$10,275

- - --------
(/1/) Based on Company's Class A Common stock price on December 31, 1995 of
      $20.625 per share.

                        FIVE YEAR PERFORMANCE COMPARISON

  The graph below provides an indicator of cumulative total shareholder returns for the Company's Class A Common Stock as compared with the Center for Research in Security Prices (CRSP) Index for NASDAQ Stock Market (U.S. Companies) and a Peer Group, the CRSP Index for NASDAQ Bank Stocks.

                             [GRAPH APPEARS HERE]


                                         CRSP INDEX      CRSP INDEX
Measurement Period           FIRST       FOR NASDAQ      FOR NASDAQ
(Fiscal Year Covered)        OAKBROOK    STOCK MARKET    BANK STOCKS
- - -------------------          --------    ------------    -----------
Measurement Pt-
 12/31/90                    $100        $100            $100
FYE 12/31/91                 $158.488    $160.564        $164.092
FYE 12/31/92                 $185.516    $186.866        $238.854
FYE 12/31/93                 $253.916    $214.511        $272.395
FYE 12/31/94                 $310.45     $209.686        $271.41
FYE 12/31/95                 $379.845    $296.204        $404.353

 --------
 Notes:
   The index level for all series was set to $100.00 on 12/31/90.

                       CONSIDERATION AND APPROVAL OF THE
                             AMENDED AND RESTATED
            FIRST OAK BROOK BANCSHARES, INC. PERFORMANCE BONUS PLAN

  At the Annual Meeting, the Company will submit to the shareholders a proposal to approve the amended and restated First Oak Brook Bancshares, Inc. Performance Bonus Plan (the "Plan"). As described in the Compensation Committee Report on Executive Compensation, the Company established the Plan in 1995 to augment its present discretionary bonus policy. The Company proposes to amend and restate the Plan to permit the use of peer group results and other standards in establishing performance targets under the Plan. The Plan was adopted effective as of January 1, 1995 and approved by the Company's shareholders at the 1995 Annual Meeting. The amended and restated Plan is subject to approval by the Company's shareholders at the Annual Meeting. Shareholder approval is sought to continue to qualify the Plan under Section 162(m) of the Code and thereby permit the Company to deduct for Federal income tax purposes all compensation paid to the eligible executive officers under the Plan. The affirmative vote of a majority of the voting power of the votes cast by the shareholders on this matter, in person or by proxy, at the Annual Meeting is necessary in order for the shareholders to approve the Plan in accordance with Section 162(m).

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF APPROVAL OF THE PLAN.

  The following is a brief summary of certain features of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this Proxy Statement.

  In accordance with the requirements of Section 162(m), the Plan is administered by the Stock Option Advisory Committee of the Board of Directors (the "Committee"), which is comprised solely of non-employee directors. Only those executive officers of the Company selected by the Committee are eligible to participate in the Plan. For 1996, only the Company's Chairman (Mr. Heytow), Vice Chairman (Mr. Paris) and President (Mr. Rieser) have been selected for participation in the Plan.

  Under the Plan, each year, as soon as practicable following the Company's development of its operating plan for that year, but prior to March 31 of the year, the Committee reviews the operating plan and establishes in writing a formula for establishing a number of objective performance goals for that year ("Targets") while the outcome is substantially uncertain. The Targets then become the basis on which the eligibility and amount of the bonus payable under the Plan will be determined.

  The Targets are formulated using a minimum, maximum and range of numeric standards for each of the performance measures, and each performance measure is then assigned a relative percentage weighting by the Committee. The performance measures for the Targets must be one, all or a combination of the following: return on assets (ROA), return on equity (ROE), net income, market price of the Company's Class A Common Stock relative to the book value of such shares, the market price of the Company's Class A Common Stock, and the level of nonperforming assets. As established in 1995, the numeric standards used for setting the Targets were limited to standards based on historical levels, except for the level of non-performing assets which was tied to peer standards. Under the proposed amended and restated Plan, the numeric standards for the Targets may be based on peer group results, the Company's historical levels or such other standards as the Committee deems appropriate in light of the Company's objectives.

  For 1996, the Committee has established Targets for all six of the performance measures as compared to peer group results. If, as can be expected to be the case, there are different levels of achievement of the applicable Targets, the bonus earned will be based on a weighted blend of achievement levels. The Committee has determined it to be to the Company's competitive disadvantage to disclose in this Proxy Statement the specific Targets and relative weightings established, as such are confidential and their disclosure could adversely affect the Company.

  The Committee may, in future years, change the Targets and relative weightings as it deems appropriate and consistent with the Company's strategic priorities. In order to preserve the compliance of the Plan with the performance-based compensation requirements of Section 162(m), the Committee will not utilize a performance measure that differs from those specifically stated in the Plan without submitting such measure to the shareholders for approval.

  No bonuses shall be earned under the Plan unless minimum performance under at least three of the six Targets has been met. In addition, no bonuses shall be earned if, at the end of the calendar year, there is an adverse change in the regulatory status or capital position of the Company relative to standards established by the Committee. The Committee will certify in writing the Targets achieved and compute the amount of any bonuses earned promptly after the close of the calendar year; provided that the Committee may, based upon performance through November 30 of the year, authorize the advance payment on or before December 31 of such year of a substantial portion of the bonus expected to be earned for the year, in which case such payments shall reduce the amount of the bonus payable following the final certification by the Committee. The Committee may in its sole discretion decrease, but not increase, any bonus otherwise earned under the Plan.

  The maximum annual bonus which is payable to any individual under the Plan will be limited to two times such individual's annual base salary as of the first day of the year. Accordingly, the maximum bonus which may be earned under the Plan in 1996 for Messrs. Heytow, Paris and Rieser will be $462,000, $574,000, and $174,800, respectively. There is no present intention to award this level of bonus, however.

  Bonuses earned under the Plan are paid in cash. In the event of an executive officer's death, disability or retirement, or termination of the executive officer's employment by the Company without cause, the executive officer, or his beneficiary or representative, shall receive a prorated payout which shall be determined by the Committee. Termination of employment for any other reason results in the forfeiture of any right to a bonus for the year in which termination occurs.

  The Plan may be amended by the Board of Directors, provided that any amendment which would affect the Plan's compliance with Section 162(m) shall not be effective unless approved by the Company's shareholders. As amended, the Plan will terminate on December 31, 2000.

  The benefits to be received by the participating executive officers are not currently determinable. The following table sets forth the maximum benefit that would have been received with respect to 1995 if the Plan and the Targets established by the Committee for 1996 had been in effect during 1995.

                               NEW PLAN BENEFITS
            FIRST OAK BROOK BANCSHARES, INC. PERFORMANCE BONUS PLAN

                                                                        DOLLAR
NAME AND POSITION                                                       VALUE
- - -----------------                                                      --------
Eugene P. Heytow...................................................... $264,229
Richard M. Rieser, Jr................................................. $328,285
Frank M. Paris........................................................ $ 99,973
George C. Clam........................................................    *
William E. Navolio....................................................    *
Executive Officer Group............................................... $692,487
Non-Executive Officer Director Group..................................    *
Non-Executive Employee Group..........................................    *

- - --------
   * Not Applicable

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require directors and certain officers of the Company and persons who beneficially own more than 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon the review of copies of such reports furnished to the Company and representations of reporting persons, all such persons filed on a timely basis reports required by Section 16(a) during the most recent fiscal year.

                       SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1996. The Board recommends ratification of this action.

  Representatives of Ernst & Young LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                          1996 SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received by the Company no later than December 4, 1996, to be considered for inclusion in the Proxy materials relating to that meeting. Such proposals should be addressed to William E. Navolio, Secretary, First Oak Brook Bancshares, Inc., 1400 Sixteenth Street, Oak Brook, Illinois 60521.

                                OTHER BUSINESS

  At this date, management knows of no business to be presented at the meeting which has not been described above. If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

                                          By Order of the Board of Directors

                                              William E. Navolio
                                                   Secretary

Oak Brook, Illinois
April 1, 1996

                                  APPENDIX A

                       FIRST OAK BROOK BANCSHARES, INC.
                            PERFORMANCE BONUS PLAN
                            (AMENDED AND RESTATED)

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

  The First Oak Brook Bancshares, Inc. Bonus Plan (the "Plan") is hereby established by First Oak Brook Bancshares, Inc. (the "Company"). The purpose of the Plan is to promote the success and enhance the value of the Company by providing the Executive Officers with the opportunity to earn additional bonus compensation based upon superior Company performance. The Plan and the grant of awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. The Plan is adopted, subject to stockholder approval, effective as of January 1, 1996, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until December 31, 2000.

ARTICLE 2. ADMINISTRATOR

  The Plan shall be administered by the Stock Option Advisory Committee of the Board of Directors of the Company, or such other committee designated by the Board comprised solely of two or more members who are "outside directors" with the meaning of Section 162(m) of the Code (the "Committee").

ARTICLE 3. ELIGIBILITY

  Only those executive officers selected by the Committee shall be eligible to participate in the Plan. References herein to an "executive officer" shall refer to only those executive officers who have been selected for participation in the Plan.

ARTICLE 4. AWARDS

  No later than March 31 of each calendar year, the Committee shall establish a minimum, maximum and range of targets (the "Targets") for the calendar year based on the Company's return on equity, return on assets, net income, market price of Company's Class A Common Stock relative to book value, market price of such Common Stock, and level of non-performing assets, in each case relative to peer institution performance, historical levels and/or other standards deemed appropriate by the Committee in light of the Company's objectives. The Committee shall also determine the bonus compensation awards which may be earned by the executive officers upon the Company's attainment of various levels of performance with respect to such Targets ("Award Opportunities"); provided, that no bonus shall be earned unless minimum performance with respect to at least three Targets is met for the calendar year. All Award Opportunities shall be a direct function of the Targets.

  No bonus shall be paid with respect to any calendar year, if, as of December 31 of such year, there has been an adverse change in the Company's regulatory status or capital position as determined by reference to standards relating to regulatory status and capital position established by the Committee at the time it established the Targets for such year.

  Promptly after each calendar year, the Committee shall certify as to whether any, all or a combination of the Targets for such year have been achieved; provided, that the Committee may, in its absolute discretion and based upon performance levels achieved through November 30 of a calendar year, certify achievement of all or any combination of the Targets and authorize payment of a portion of the bonus then expected to be earned. Following the post-year end certification, a final award shall be computed for each executive officer based upon the Award Opportunities for such year; provided, however, that any amount paid to the executive officer during such year pursuant to the first sentence of this paragraph shall be deducted from the final full-year award otherwise payable. In addition, the Committee may, in its sole discretion, decrease, but not increase, the amount of any award payable under the Plan.

  Notwithstanding the foregoing, no executive officer may receive, with respect to any calendar year, payments under the Plan aggregating more than two times such executive officer's base annual salary as in effect on the first day of such calendar year.

ARTICLE 5. PAYOUTS

  All awards shall be paid in cash.

ARTICLE 6. TERMINATION

  In the event an executive officer's employment is terminated by reason of death, disability or retirement or by the Company without cause, he shall receive a prorated payment, which shall be determined by the Committee, in its sole discretion, based upon the length of time he was included in the Plan during the calendar quarter and year then in progress. In the event the executive officer's employment is terminated for any other reason, all his rights to an award for the year then in progress shall be forfeited.

ARTICLE 7. AMENDMENT

  The Plan may be amended, modified or terminated by the Board of Directors of the Company, subject to the approval of the stockholders of the Company if required for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

ARTICLE 8. WITHHOLDING

  The Company shall have the power and the right to deduct or withhold, or require the executive officer to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the executive officer's FICA obligations) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

ARTICLE 9. BENEFICIARIES

  The Committee shall establish such procedures as it deems appropriate for the executive officer to designate a beneficiary or beneficiaries to whom any amounts payable in the event of the executive officer's death are to be paid.

ARTICLE 10. MISCELLANEOUS

  The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

  If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

  The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the executive officers, and all rights granted to the Company hereunder, shall be binding upon the executive officer's heirs, legal representatives and successors.

  The Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Illinois (other than its law respecting choice of law).

PROXY                   FIRST OAK BROOK BANCSHARES, INC.
                1400 SIXTEENTH STREET, OAK BROOK, ILLINOIS 60521
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Eugene P. Heytow, Frank M. Paris and Richard
M. Rieser, Jr., or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Class A Common Stock of First Oak Brook Bancshares, Inc. held of record by the undersigned on March 22, 1996 at the Annual Meeting of Shareholders to be held on May 7, 1996 or any adjournment thereof. A majority (or if only one, then that one) of the above Proxies or their substitutes who shall be present at the meeting shall have all of the powers conferred hereby.
  1. Election of Directors.
                  [_] FOR nominees          [_] WITHHOLD
                   listed below              AUTHORITY to vote
                   (except as marked         for the nominees
                   to the contrary           listed below
                   below)
           Eugene P. Heytow   Richard M. Rieser, Jr.   Frank M. Paris
  Miriam Lutwak Fitzgerald   Alton M. Withers   Geoffrey R. Stone   Robert M.
                                     Wrobel
  (Instruction: to withhold authority to vote for an individual nominee, write that nominee's name on the line below)
   ----------------------------------------------------------------------------
  2. Consideration and Approval of the Company's amended and restated Performance Bonus Plan.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN
  3. Ratification of the selection of Ernst & Young LLP as independent auditors for the Company.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN
  4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)
                          (Continued from other side)

  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PART 1, AND FOR THE AMENDED AND RESTATED PERFORMANCE BONUS PLAN IN PART 2 AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                            Dated: ______________________, 1996
                                            -----------------------------------

                                            -----------------------------------
                                                (Signature if held jointly)

                                            Please sign exactly as name ap-
                                            pears on this Proxy. When shares
                                            are held by joint tenants, both
                                            should sign. When signing as at-
                                            torney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such. If a corpora-
                                            tion, please sign in full corpo-
                                            rate name by President or other
                                            authorized officer. If a partner-
                                            ship, please sign in partnership
                                            name by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED,
                               PREPAID ENVELOPE.

PROXY                   FIRST OAK BROOK BANCSHARES, INC.
                1400 SIXTEENTH STREET, OAK BROOK, ILLINOIS 60521
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Eugene P. Heytow, Frank M. Paris and Richard
M. Rieser, Jr., or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of First Oak Brook Bancshares, Inc. held of record by the undersigned on March 22, 1996 at the Annual Meeting of Shareholders to be held on May 7, 1996 or any adjournment thereof. A majority (or if only one, then that one) of the above Proxies or their substitutes who shall be present at the meeting shall have all of the powers conferred hereby.
  1. Election of Directors.
                  [_] FOR nominees          [_] WITHHOLD
                   listed below              AUTHORITY to vote
                   (except as marked         for the nominees
                   to the contrary           listed below
                   below)
          Eugene P. Heytow   Richard M. Rieser, Jr.    Frank M. Paris
  Miriam Lutwak Fitzgerald   Alton M. Withers    Geoffrey R. Stone   Robert M.
                                     Wrobel
  (Instruction: to withhold authority to vote for an individual nominee, write that nominee's name on the line below)
   ----------------------------------------------------------------------------
  2. Consideration and Approval of the Company's amended and restated Performance Bonus Plan.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN
  3. Ratification of the selection of Ernst & Young LLP as independent auditors for the Company.
                   [_] FOR      [_] AGAINST      [_] ABSTAIN
  4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
                  (Continued and to be signed on reverse side)
                          (Continued from other side)

  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PART 1, AND FOR THE AMENDED AND RESTATED PERFORMANCE BONUS PLAN IN PART 2 AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                            Dated: ______________________, 1996
                                            -----------------------------------

                                            -----------------------------------
                                                (Signature if held jointly)

                                            Please sign exactly as name ap-
                                            pears on this Proxy. When shares
                                            are held by joint tenants, both
                                            should sign. When signing as at-
                                            torney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such. If a corpora-
                                            tion, please sign in full corpo-
                                            rate name by President or other
                                            authorized officer. If a partner-
                                            ship, please sign in partnership
                                            name by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED,
                               PREPAID ENVELOPE.